UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2017

CHROMADEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Material Definitive Agreement.

On August 21, 2017, ChromaDex Corporation (“ChromaDex”), ChromaDex, Inc., a wholly-owned subsidiary of ChromaDex, and ChromaDex Analytics, Inc., a wholly-owned subsidiary of ChromaDex Inc. (collectively, the “Company”), entered into an asset purchase agreement with Covance Laboratories Inc. (“Covance”) pursuant to which the Company will sell to Covance operating assets that are used or held for use in connection with the Company’s quality verification program testing or seals and analytical chemistry and microbiology testing business for food and food related products (the “Lab Business”). The closing of the transactions contemplated under the asset purchase agreement will be subject to certain customary closing conditions.

In consideration for the Lab Business, upon closing of the transactions contemplated by the asset purchase agreement, subject to the escrow provisions described below, Covance will pay the Company an amount equal to $7.5 million. Further, under the asset purchase agreement, the Company is eligible to receive, subject to the escrow provisions described below, an additional earnout payment from Covance in an amount equal to up to $1.0 million. Under the asset purchase agreement, a portion of each of the closing payment amount and earnout payment amount will be placed into escrow to satisfy any indemnification claims by Covance.

The asset purchase agreement may be terminated prior to closing of the transactions contemplated thereby pursuant to provisions that are standard and customary for a transaction of this nature, including by either the Company or Covance in the event that the closing has not occurred on or before September 29, 2017.

At the closing of the transaction, the Company will agree, for a period of five years, to certain non-competition covenants in relation to the services that it will no longer be performing as a result of the sale of the Lab Business, subject to certain exceptions.

The foregoing is only a summary of the material terms of the asset purchase agreement, and does not purport to be complete and is qualified in its entirety by reference to the full text of the asset purchase agreement, which will be filed, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to ChromaDex’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2017.

On August 23, 2017, the Company issued a press release announcing its agreement to sell the Lab Business to Covance. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01
Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 23, 2017.

Forward-Looking Statements

This Current Report contains forward-looking statements, including statements regarding the closing of the transactions, including the estimated timing thereof, and the occurrence of certain events contemplated by the asset purchase agreement, the transition of the Company’s analytical testing business customers to Covance, the Company’s ability to accelerate the discovery, acquisition, development and commercialization of new proprietary ingredient technologies and nutrients in the future, and the Company’s ability to discover and develop NAD+ precursors and other related technologies. These forward-looking statements are based on management’s expectations and assumptions as of the date of this Current Report, and actual results may differ materially from those in these forward-looking statements as a result of various factors. These factors include, but are not limited to, risks regarding the parties’ abilities to satisfy the closing and other conditions required under the asset purchase agreement and to transition the assets purchased under the asset purchase agreement and risks related to the discovery, acquisition, development and commercialization of proprietary and other technologies. For a further description of these and other risks facing the Company, please see the risk factors described in ChromaDex’s filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in those filings. Forward-looking statements speak only as of the date of this Current Report and the Company undertakes no obligation to update or revise these statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Dated: August 23, 2017

	By:	/s/ Thomas C. Varvaro
Name: Thomas C. Varvaro
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated August 23, 2017.